AGREEMENT OF SALE AND PURCHASE
                            OF PARTNERSHIP INTERESTS



                                     BETWEEN



                      LIBERTY PROPERTY LIMITED PARTNERSHIP

                                        &

                       LIBERTY PROPERTY PHILADELPHIA TRUST

                             (COLLECTIVELY, SELLER)



                                       AND



                              CAPLEASE, LP (BUYER)



            PROPERTY: TJX/MARSHALL'S REGIONAL DISTRIBUTION FACILITY,
                 2760 RED LION ROAD, PHILADELPHIA, PENNSYLVANIA



                                TABLE OF CONTENTS

                                                                          PAGE


1.       AGREEMENT TO SELL AND PURCHASE.......................................2

2.       PURCHASE PRICE.......................................................2

3.       SETTLEMENT...........................................................3

4.       CONDITION OF TITLE...................................................3

5.       REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNITIES...............4

6.       CONDITIONS TO SETTLEMENT.............................................9

7.       DUE DILIGENCE PERIOD................................................12

8.       APPORTIONMENTS......................................................13

9.       PARTNERSHIP TAX MATTERS.............................................14

10.      CONDEMNATION........................................................15

11.      DEFAULT BY BUYER....................................................15

12.      DEFAULT BY SELLER...................................................16

13.      RISK OF LOSS........................................................16

14.      BROKERAGE...........................................................17

15.      OPERATION OF THE PROPERTY PRIOR TO SETTLEMENT.......................17

16.      NOTICE..............................................................19

17.      NON-DISCLOSURE......................................................20

18.      "AS IS" SALE AND RELEASE............................................20

19.      LIMITATION OF LIABILITY.............................................21

20.      LIKE KIND EXCHANGES.................................................22

21.      MISCELLANEOUS.......................................................22

                         AGREEMENT OF SALE AND PURCHASE
                            OF PARTNERSHIP INTERESTS

      THIS AGREEMENT OF SALE AND PURCHASE OF PARTNERSHIP INTERESTS (this "Agreement") is made this __ day of January, 2006, between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("LPLP"), and LIBERTY PROPERTY PHILADELPHIA TRUST, a Pennsylvania business trust ("LPPT"), each having an address at 500 Chesterfield Parkway, Malvern, PA 19355, (LPLP and LPPT are referred to herein collectively as "Seller") and CAPLEASE, LP, a Delaware limited partnership having an address at 110 Maiden Lane, 36th Floor, New York, New York 10005, ("Buyer"). This Agreement is to be effective as of the date this Agreement has been executed and delivered by the last party to sign, as evidenced by the dates next to the respective signatures of Buyer and Seller on the execution page(s) of this Agreement (the "Effective Date").

                                    RECITALS:

      WHEREAS, Liberty Property Philadelphia Limited Partnership III (the "Partnership") is a Pennsylvania limited partnership governed by that certain Agreement of Limited Partnership dated May 30, 2000 (the "Existing Partnership Agreement").

      WHEREAS, LPLP and LPPT are all of the existing partners of the Partnership, with LPPT owning a one percent (1%) general partnership interest, and LPLP owning a ninety-nine percent (99%) limited partnership interest (collectively, the "Partnership Interests").

      WHEREAS, The Partnership owns all that certain lot, piece or parcel of land (the "Real Property"), together with the improvements located thereon (the "Improvements"), situated in Philadelphia, Pennsylvania and known as the TJX/Marshalls Regional Distribution Facility, 2760 Red Lion Road, Philadelphia, Pennsylvania 19114, said lot, piece or parcel being more particularly described on Exhibit "A" attached hereto and made a part hereof (the Real Property and the Improvements are collectively referred to as the "Property"). The Property also includes (i) the fixtures, machinery, equipment and systems which are located in the Improvements and owned by the Partnership (the parties acknowledge that the Tenant under the Lease (each defined below) owns the mezzanine portion of the building located on the Real Property as well as substantial trade fixtures, equipment and other personal property which are expressly excluded from this Agreement); (ii) all contracts and agreements relating to the management, operation, servicing and/or maintenance of the Property, if any, and any agreements with municipalities, as are listed on Exhibit "B-1" attached hereto (the "Surviving Agreements"); (iii) the Partnership's interest, as landlord, in that certain Lease Agreement dated June 1, 2000 between the Partnership, as landlord, and NBC Philadelphia Merchants, Inc., as tenant ("Tenant") as more fully described on Exhibit "C" attached hereto (the "Lease"); (iv) all certificates, licenses, permits, authorizations and approvals issued to the Partnership for or with respect to the Property by governmental and quasi-governmental authorities having jurisdiction, to the extent transferable; and (v) all appurtenances, easements and other rights and privileges in any way pertaining or beneficial to the Real Property or the Improvements.

      WHEREAS, Seller desires to withdraw from the Partnership and to transfer all of its Partnership Interests in the Partnership to Buyer on the terms and conditions hereinafter set forth.

      WHEREAS, the parties desire that at Settlement the Partnership engage an affiliate of Seller to serve as the facilities manager of the Property.

      NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

      1. AGREEMENT TO SELL AND PURCHASE. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to the terms and conditions of this Agreement, the Partnership Interests. Buyer shall have the right to designate an Affiliate to accept all or a portion of the Partnership Interests at Settlement. Seller shall assign the Partnership Interests to Buyer and Buyer's designee in the respective percentage interests designated by Buyer. As used herein, "Affiliate" shall mean a person or entity that controls, is controlled by, or is under common control with, Buyer.

      2. PURCHASE PRICE.

            (a)The purchase price for the Property is Ninety Million One Hundred Twenty Five Thousand Dollars ($90,125,000.00) (the "Purchase Price"), payable as follows:

                  (i)One Million Dollars ($1,000,000.00) (together with all interest thereon, the "Initial Deposit") by wire transfer or check payable to Lawyers Title Insurance Corporation, 140 E. 45th Street, New York, New York 10017, Attention: Debra L. Sollitto ("Escrow Agent"), which Buyer shall deliver to Escrow Agent at the time of Buyer's execution of this Agreement; in the event Buyer fails to deliver the Initial Deposit to Escrow Agent in accordance with the foregoing, this Agreement shall be void and of no force or effect.

                  (ii)Two Million Dollars ($2,000,000.00) (together with all interest thereon, the "Additional Deposit") by wire transfer or check payable to Escrow Agent which Buyer shall deliver to Escrow Agent within one (1) business day following expiration of the Due Diligence Period (as defined below) provided Buyer does not elect to terminate this Agreement prior to the expiration of the Due Diligence Period. In the event Buyer fails to deliver the Additional Deposit to Escrow Agent in accordance with the foregoing, such failure shall constitute a default by Buyer hereunder, Seller shall be entitled to retain the Initial Deposit as liquidated damages as set forth below in this Agreement and there shall be no further obligation or liability on either of the parties hereto, except as specifically provided herein.

                  (iii)The balance of the Purchase Price shall be paid to Seller at Settlement (as defined below) in cash by wire transfer of immediately available federal funds.

            (b)The Initial Deposit and the Additional Deposit, together with all interest earned thereon, shall collectively be referred to as the "Deposit". The Deposit shall be held in an interest bearing, federally insured account, by Escrow Agent in accordance with this Agreement pending consummation of this transaction. At the completion of Settlement, the Deposit shall be paid to Seller on account of the Purchase Price. Buyer's Federal Tax I.D. Number is 134196336; LPLP's Federal Tax I.D. Number is 23-2766549; LPPT's Federal Tax I.D. Number is 23-7949189.

            (c)If there is a dispute between Seller and Buyer regarding whether the Deposit shall be returned to Buyer or delivered to Seller, Escrow Agent shall have no obligation to either Seller or Buyer except to interplead the proceeds into an appropriate court of competent jurisdiction. Escrow Agent may act upon any instrument or other writing believed by Escrow Agent in good faith to be genuine and to be signed and presented by the proper person. Escrow Agent shall not be liable in connection with the performance by Escrow Agent of its duties hereunder, except for Escrow Agent's own fraudulent misconduct or gross negligence. Seller and Buyer shall jointly and severally indemnify, defend and save harmless Escrow Agent from and against all loss, cost, claim, liability, damage and expense, including reasonable attorneys' fees and disbursements, incurred by Escrow Agent in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by the Escrow Agent in bad faith, in violation of this Agreement, or otherwise involving gross negligence or willful misconduct on the part of Escrow Agent (the "Indemnified Matters") (but, as between Seller and Buyer, the cost of such Indemnified Matters shall be shared equally, except to the extent that such Indemnified Matters are attributable to the breach by Seller or Buyer of this Agreement, in which event the cost shall be borne by whichever of the Seller or Buyer is the breaching party).

      3. SETTLEMENT. Settlement of the transaction contemplated hereunder ("Settlement") shall be held at 10:00 a.m. on February 28, 2006, or on such earlier date as Buyer and Seller may mutually agree (collectively, the "Settlement Date"), at the Philadelphia offices of Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, Philadelphia, Pennsylvania 19103.

      4. CONDITION OF TITLE.

            (a)Buyer's obligation to close this transaction shall be conditioned upon title to the Property being good and marketable and free and clear of all liens and encumbrances, excepting only matters appearing of public record on the Effective Date, subject to subparagraph 4(b) below. Between the time period commencing on the Effective Date and ending on the earlier of Settlement or termination of this Agreement, Seller agrees that (i) it will take no voluntary action to convey any interest in the Property to anyone other than Buyer, and
(ii) it will not enter into any document or agreement of record without Buyer's consent, in Buyer's reasonable discretion, provided, however, after the expiration of the Due Diligence Period, such consent may be withheld in Buyer's sole discretion. At the time of Settlement, Seller will cause the Property to be released or otherwise discharged from any lien, securing the payment of a sum certain, which Seller granted or created voluntarily. Additionally, Seller shall cause the following, to the extent encumbering the Property, to be released or bonded over (at Seller's election in a manner reasonably satisfactory to Buyer) on or before Settlement: (i) any mechanic's lien in favor of any contractor or materialman providing goods or services to the Partnership or Seller at the Property, and (ii) any judgment lien caused by Seller and encumbering the Property.

            (b)On or prior to the Effective Date, Buyer will order a title search to be performed with regard to the Property, and will cause a title insurance commitment to be issued by Lawyers Title Insurance Corporation (the "Title Company") with regard to the Property, at Buyer's expense. On or before fifteen (15) days after the Effective Date (the "Title Objection Date"), Buyer will give notice to Seller of the existence of any title defect, lien, or encumbrance which Buyer finds unacceptable (such matters being "Defects" and each being a "Defect"), together with a complete copy of the title commitment relating to the Property, including a copy of all plans and documents referred to therein, and a current ALTA land title survey relating to the Property (collectively the "Title Information"). Notwithstanding the foregoing sentence to the contrary, an ALTA land title survey shall not be required to be submitted as part of the Title Information unless Buyer raises one (1) or more Defects which reasonably will require such a survey to define, locate, or remedy such Defects. If, by the Title Objection Date, Buyer does not give notice to Seller of any Defects, at the time of Settlement Buyer agrees to accept title to the Property subject to all matters of public record on the Effective Date. If, by the Title Objection Date, Buyer gives notice to Seller of one or more Defects, Seller shall, within ten (10) days after receiving such notice, give notice to Buyer that Seller will or will not attempt to cure such Defects to Buyer's reasonable satisfaction. If Seller elects not to attempt to cure the Defects, Buyer shall be entitled, by giving notice to Seller within five (5) days after receiving such notice from Seller, to terminate this Agreement and have the Deposit returned to it. If Seller elects to attempt to cure the Defects, but at the time of Settlement the Defects have not been cured, Buyer's sole option shall be either to (i) terminate this Agreement and receive back the Deposit or
(ii) complete Settlement and accept title to the Property subject to the uncured Defects, without an abatement of the Purchase Price. Seller may, at Seller's election, cause the "cure" of any Defect by causing the Title Company to provide an endorsement or other affirmative insurance over such Defect, at Seller's sole cost and expense.

      5. REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNITIES.

            (a)Seller, to induce Buyer to enter into this Agreement and to complete the sale and purchase of the Property hereunder, represents, warrants and covenants to Buyer as follows:

                  (i)Property Matters:

                  (A) To the best of Seller's knowledge, the current zoning classification of the Property is "L2 - Limited Industrial".

                  (B) There are no management, employment, service, equipment, supply, maintenance, water, sewer, or other utility or concession agreements or agreements with municipalities (including improvement or development escrows or bonds) with respect to or affecting the Property except instruments of record, the Surviving Agreements, and those agreements, which relate to properties in addition to the Property and which Seller will terminate or cause to be terminated with respect to the Property as of Settlement, listed on Exhibit "B-2" attached hereto (the "Blanket Agreements"), provided that prior to Settlement Seller shall be entitled to enter into new contracts respecting the ordinary maintenance of the Property on commercially reasonable terms and such new contracts shall be deemed not to violate the representation and warranty set forth in this Section 5(a)(i)(B), as long as the obligations under such contracts are reimbursable by Tenant under the Lease.

                  (C) There are no existing leases, whether oral or written, affecting the Property except the Lease. To the best of Seller's knowledge, the Lease is valid and subsisting and in full force and effect. Neither Seller nor the Partnership has sent, nor has Seller or the Partnership received, any written notice of a default under the Lease that remains uncured. To the best of Seller's knowledge, neither Seller nor Tenant is currently in material default under the Lease.

                  (D) To the best of Seller's knowledge, that certain Guarantee from The TJX Companies, Inc. in favor of Seller, dated June 1, 2000 (the "Guarantee") is valid and subsisting and in full force and effect. The Guarantee has not been amended, modified or terminated. Neither Seller nor the Partnership has sent, nor has Seller or the Partnership received, any written notice of a default under the Guarantee that remains uncured. To the best of Seller's knowledge, neither Seller nor the guarantor under the Guarantee is currently in material default under the Guarantee.

                  (E) With respect to the Lease, Exhibit "C" lists the documents constituting the Lease, the leased square feet, the current minimum monthly rent, the current monthly operating expense reimbursement, the expiration date and any security deposit paid by the Tenant which has not heretofore been returned or applied in accordance with the Lease.

                  (F) No brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Lease.

                  (G) Seller has received no written notice on behalf of the Partnership of any pending or threatened condemnation or similar proceeding affecting the Property or any portion thereof.

                  (H)  Neither  Seller  nor the  Partnership  has  received  any
written  notices  of  any  special   assessments  for   improvements   from  any
governmental authority relating to the Property.

                  (I) Tenant has a right of first offer to purchase the Property (the "Right of First Offer") pursuant to a letter agreement dated June 1 2000 between Seller and Tenant (listed as item 1.f. on Exhibit "D") (the "Letter Agreement"). To trigger Tenant's Right of First Offer, Seller provided written notice to Tenant of Seller's desire to sell the Property by letter dated October 10, 2005. Seller did not receive a response from Tenant respecting such Right of First Offer within the twenty (20) day period provided under the Letter Agreement.

                  (J) To Seller's actual knowledge: (i) all areas in which sewage sludge was disposed on the Property during the period from 1979 through 1980 were excavated by agents of the City (the "Excavation") in accordance with all applicable legal requirements, including without limitation the Modification to Solid Waste Disposal and/or Processing Permit dated August 2, 2000 ("Modified Permit"); (ii) the City submitted documentation of the completion of the Excavation in accordance with Modified Permit to the Pennsylvania Department of Environmental Protection ("PADEP"); (iii) the City provided certification by a professional engineer of the completion of activities related to construction of a landfill on adjacent property as required by the Modified Permit to the PADEP; and (iv) the Excavation was monitored and completion of the Excavation in accordance with the Modified Permit was confirmed by Roy F. Weston, Inc. on behalf of the City and Powell - Harpstead, Inc. on behalf of the Seller.

                  (K) To Seller's actual knowledge, the depth and areal extent of the Excavation was determined based on the results of analysis of samples of soil taken prior to the Excavation and visual observations.

                  (L)  To  Seller's   actual   knowledge,   subsequent   to  the
Excavation, no regulated substances, as that term is determined by the Pennsylvania Land Recycling and Environmental Remediation Standards Act, 25 P.S. ss. 6026.103 ("Act 2"), have been identified in soil on the Property at levels which exceed the relevant non-residential Act 2 remediation standard.

                  (M) As of the Settlement, no construction warranties in connection with the construction of the Improvements are in effect other than that certain roof warranty identified as item 6.c. on Exhibit D attached hereto.

                  (ii)LPLP is a duly existing limited partnership organized under the laws of the Commonwealth of Pennsylvania and has the power and authority to enter into this Agreement and to consummate the transactions herein contemplated.

                  (iii)LPPT is a duly existing business trust organized under the laws of the Commonwealth of Pennsylvania and has the power and authority to enter into this Agreement and to consummate the transactions herein contemplated.

                  (iv)Neither the execution and delivery of this Agreement, nor compliance with the terms and conditions of this Agreement by Seller, nor the consummation of the sale, constitutes or will constitute a violation or breach of the Existing Partnership Agreement, or the limited partnership agreement of LPLP, or the declaration of trust of LPPT, or of any agreement or judicial order to which Seller or the Partnership is a party or to which Seller or the Partnership is subject.

                  (v)There are no proceedings pending or, to the best of Seller's knowledge, threatened by or against Seller or the Partnership in bankruptcy, insolvency or reorganization in any state or federal court.

                  (vi)The Existing Partnership Agreement is in full force and effect, has not been modified, supplemented, amended or terminated and constitutes the sole agreement and understanding (written or oral) among the parties thereto with respect to the Partnership. A true and correct copy of the Existing Partnership Agreement has been delivered to Buyer.

                  (vii)LPPT is, and on the date of Settlement will be, the only beneficial and legal owner of a general partnership interest in the Partnership, free and clear of all liens, security interests, pledges, assignments, claims, options, encumbrances, charges, commitments, and equitable interests or rights of others, of any kind whatsoever.

                  (viii)LPLP is, and on the date of Settlement will be, the only beneficial and legal owner of a limited partnership interest in the Partnership, free and clear of all liens, security interests, pledges, assignments, claims, options, encumbrances, charges, commitments, and equitable interests or rights of others, of any kind whatsoever.

                  (ix)The Partnership has no assets other than its interest in the Property, and the Partnership has never owned any real property other than the Property; provided, however, that Buyer acknowledges that the Partnership was the ground subtenant of portions of the Property and certain additional property, pursuant to that certain Ground Sublease between Philadelphia Authority for Industrial Development, as sublandlord, and Seller, as subtenant, dated June 1, 2000, which Ground Sublease was terminated by that certain Termination of Ground Sublease and Memorandum of Termination dated May 17, 2005.

                  (x)Except for the obligations accruing after the date hereof under any instrument of record, the Lease and the Surviving Agreements, to the Seller's actual knowledge, the Partnership has no liabilities, contingent or otherwise, and is not a party to any other contract.

                  (xi)The Partnership has not conducted any business which is unrelated to its ownership of the Property.

                  (xii)The Partnership is not delinquent in filing any tax returns which are required to have been filed by it. The Partnership has no outstanding liability for any Tax (as defined in Section 9), with the exception of taxes for the current tax year which are to be allocated between Seller and Buyer as set forth in Section 9.

                  (xiii)The Partnership has no employees.

            (b)Seller hereby agrees to indemnify, defend and hold Buyer, its successors and assigns, and the Partnership harmless from and against any and all claims, demands, losses, damages, expenses and costs, including but not limited to reasonable attorney's fees and expenses actually incurred, arising out of:

                  (i)any obligations of the Partnership, whether accruing prior to or after Settlement, under any contract entered into or assumed by the Partnership prior to Settlement, with the exception of any instrument of record, the Lease and the Surviving Agreements;

                  (ii)any obligations of the Partnership accruing prior to Settlement under any instrument of record, the Lease and the Surviving Agreements;

                  (iii)to the extent not fully covered by policies of insurance, any liability for personal injury, property damage or other damages owed to third parties as a result of the act or omission of the Partnership prior to Settlement (Buyer hereby agreeing not to settle or compromise any claim asserting such a liability without Seller's written consent, which consent shall not be unreasonably withheld);

                  (iv)all fees of the Partnership's professionals (including, but not limited to, accountants and attorneys) which were incurred prior to Settlement;

                  (v)any loss, damage, liability, cost or expense (including diminution in value of the assets of the Partnership) resulting from the untruth in any material respect of any of the representations and warranties set forth in Sections 5(a)(ii) through 5(a)(xiii) (inclusive);

                  (vi)any liability of the Partnership for federal, state or local taxes relating to any transaction or activity of the Partnership occurring prior to Settlement or relating to periods prior to Settlement;

            (c)Buyer, to induce Seller to enter into this Agreement and to complete the sale and purchase of the Property hereunder, represents, warrants and covenants to Seller as follows:

                  (i)Neither the execution and delivery of this Agreement, nor compliance with the terms and conditions of this Agreement by Buyer, nor the consummation of the purchase, constitutes or will constitute a violation or breach of the Partnership Agreement of Buyer, or of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

                  (ii)There are no proceedings pending or, to the best of Buyer's knowledge, threatened, by or against Buyer in bankruptcy, insolvency or reorganization in any state or federal court.

                  (iii)Buyer is duly formed, validly existing and in good standing under the laws of the State of Delaware. Buyer has duly authorized, executed and delivered this Agreement.

                  (iv)Seller has delivered to Buyer (or Buyer has otherwise received adequate access to) the items listed on Exhibit "D" and Seller agrees to deliver or provide reasonable access to such additional documents and materials respecting the Property as may be specifically requested in writing by Buyer, to the extent within Seller's possession or reasonable control (all of the foregoing are collectively referred to as "Seller's Materials"). Buyer shall keep Seller's Materials and all information obtained by Buyer as part of its due diligence review of the Property ("Buyer's Materials") confidential and, except as may otherwise be required by law, shall not share any of the foregoing with anyone other than Buyer's directors, officers, employees, outside counsel, accounting firm and other professional consultants (all of whom are collectively referred to as the "Related Parties") who, in Buyer's judgment, need to know such information for evaluating a possible purchase of the Property. The Related Parties shall be informed by Buyer of the confidential nature of the Seller's Materials and the Buyer's Materials and shall be directed by Buyer to keep same in the strictest confidence. Buyer shall be responsible for any breach of the obligations set forth in this subparagraph by Buyer or the Related Parties.

            (d)The representations and warranties set forth in Sections 5(a)(i) and 5(c) shall survive Settlement for a period of six (6) months. The representations and warranties set forth in Sections 5(a)(ii) through 5(a)(xiii) (inclusive) and the indemnities set forth in Sections 5(b)(i), 5(b)(ii), 5(b)(iv) and 5(b)(v) shall survive Settlement for a period of three (3) years. The indemnities set forth in Sections 5(b)(iii) and 5(b)(vi) shall survive Settlement for a period equal to the applicable statute of limitations for such claims. For the purpose of this Agreement, the phrase "to the best of Seller's knowledge" and any phrase or words of similar import shall be deemed to mean the actual knowledge of Michael T. Hagan, Chief Investment Officer of LPPT ("Seller's Knowledge Individual") without having made inquiry or investigation beyond such individual's actual knowledge on the date that Seller executes this Agreement. Similarly, any reference to any written notice, claim, litigation, filing or other correspondence or transmittal to Seller set forth herein shall be limited to refer to only those actually received by or known to the Seller's Knowledge Individual in the limited manner provided above.

            (e)Buyer hereby expressly agrees that Seller shall have no liability to Buyer for a misrepresentation or breach of warranty hereunder, if: (A) Buyer does not provide to Seller written notice of a claim of misrepresentation or breach of warranty on or prior to the expiration of the respective time period set forth in Section 5(d) above; (B) Buyer had actual knowledge of the misrepresentation or breach of warranty prior to the consummation of Settlement; or (C) the aggregate amount of all claims by Buyer of misrepresentation or breach of warranty (other than such claims arising under Sections 5(a)(ii) through 5(a)(xiii) (inclusive) and the indemnity set forth in Section 5(b), which shall not be subject to any minimum claim amount) is less than $100,000.00; provided, however, that if such claims equal or exceed $100,000.00, in the aggregate, Buyer shall have the right to prosecute such claims in the full amount thereof, and not just in the amount by which such claims exceed $100,000.00. With respect to the representations and warranties set forth in
Section 5(a)(i), the maximum aggregate liability of Seller on account of all breaches and defaults under all representations and warranties in Section 5(a)(i) of this Agreement shall not exceed $2,000,000.00. Buyer and Seller hereby agree that in the event that Seller discloses in writing to Buyer, or Buyer otherwise has actual knowledge of, at the time of or prior to Settlement, any fact, information or circumstance that renders any representation or warranty made by Seller in this Agreement untrue, incorrect or misleading in any material respect, Buyer's sole remedy shall be to elect, at or before the Settlement, either to: (i) waive its rights and claims hereunder with respect to such misrepresentation or breach of warranty, and proceed to Settlement in accordance with the terms of this Agreement, without any reduction in the Purchase Price, or (ii) terminate this Agreement, in which event the Deposit (to the extent paid by Buyer to the Escrow Agent) and any interest accrued thereon shall be returned to Buyer, Seller shall reimburse Buyer for all reasonable third-party out of pocket costs and expenses incurred by Buyer in connection with Buyer's due diligence investigations and the negotiation of this Agreement, not to exceed $25,000 in the aggregate (the "Buyer Costs"), and the parties shall have no further obligations hereunder except for the obligations hereunder which by their express terms are to survive the termination of this Agreement.

            (f) Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against any action, claim, loss, cost or damage resulting from
(i) the failure of Durable Surfaces, Inc. to properly undertake and complete the repair work to Column Lines H and N of the Premises (the "Repair Work") as described in the undated Third Amendment to the Lease executed by Seller, as landlord, and Tenant (the "Third Amendment"), or (ii) the failure of Landlord to pay for the cost of the corrective repairs as required under the Third Amendment. The indemnity contained in this Section 5(f) shall survive Settlement through August 31, 2007.

      6. CONDITIONS TO SETTLEMENT.

            (a) The obligation of Buyer under this Agreement to purchase the Property from Seller is subject to the satisfaction at Settlement of each of the following conditions (any one of which may be waived in whole or in part by Buyer at or prior to Settlement):

                  (i) All of the representations and warranties by Seller set forth in this Agreement shall be true and correct at and as of Settlement in all material respects as though such representations and warranties were made at and as of Settlement, except for changes therein consented to by Buyer or deemed consented to by Buyer under the terms of this Agreement.

                  (ii) Seller shall have performed, observed and complied with all material covenants, agreements and conditions required by this Agreement to be performed on its part prior to or as of Settlement.

                  (iii) If Buyer has not terminated this Agreement on or before the expiration of the Due Diligence Period (defined below), Seller shall use reasonable efforts to deliver to Buyer, at or before Settlement, a duly executed original of a certificate from the Tenant under the Lease, substantially in the form attached hereto as Exhibit "E" (the "Tenant Estoppel Certificate"), and a duly executed original of a certificate from The TJX Companies, Inc. ("Guarantor"), the guarantor of the Lease, substantially in the form attached hereto as Exhibit "I" (the "Guarantor Estoppel Certificate" and collectively with the Tenant Estoppel Certificate, the "Estoppel Certificates"), each to be dated no earlier than the Effective Date of this Agreement. If, at or before Settlement, Seller has not delivered to Buyer the Tenant Estoppel Certificate, Buyer may waive such condition and complete Settlement in accordance with this Agreement or terminate this Agreement by delivering notice of such termination to Seller and in such event the Deposit shall be returned to Buyer, this Agreement thereupon shall become void and there shall be no further obligations or liability on either of the parties hereto, except as otherwise specifically provided herein. The parties acknowledge that Delivery of the Guarantor Estoppel is not a condition to Settlement.

                  (iv) At Settlement, Seller shall have delivered to Buyer duly executed originals of the following:

                  (A) A duly executed assignment of the Partnership Interests owned by Seller, substantially in the form of the Assignment and Assumption
Agreement attached hereto as Exhibit "F" (the "Assignment and Assumption Agreement").

                  (B) A letter addressed to the Tenant under the Lease informing it of the new general partner of the Partnership and new rent payment address;

                  (C) To the extent not previously made available to Buyer, originals of the following instruments (or copies if originals are unavailable):

            1.    the Lease;

            2.    the Guarantee;

            3.    the Tenant Estoppel Certificate;

            4.    if  and  to  the  extent  obtained,   the  Guarantor  Estoppel
                  Certificate; and

            5.    the Surviving Agreements.

                  (D) All keys and combinations to locks at the Property, to the extent in Seller's possession;

                  (E) A Nonforeign Person Certification in the form attached hereto as Exhibit "G", as required under Section 1445 of the Internal Revenue Code;

                  (F) An owner's affidavit as to mechanics' liens and possession in customary form reasonably acceptable to Seller and Buyer's title insurer;

                  (G) A settlement statement in form and substance acceptable to the parties (the "Settlement Statement");

                  (H) A Facilities Management Agreement in the form of Exhibit "H" duly executed by Seller (or Seller's affiliate that will serve as manager of the Property) (the "Management Agreement"); and

                  (I) The Amendment to Certificate of Limited Partnership (as defined in Section 21(a) below).

                  (v) At or before Settlement, Seller shall have delivered a certificate from the Philadelphia Department of Licenses and Inspections dated not more than 30 days before the date of Settlement certifying the classification of the Property under the Philadelphia zoning code and identifying any outstanding uncured notices of code violations at the Property (the "L&I Certificate"). Notwithstanding the foregoing, Buyer acknowledges that it may take up to 30 days or more to obtain an L&I Certificate from the Philadelphia Department of Licenses and Inspections. Seller has either already ordered the L&I Certificate or will do so promptly after this Agreement is executed. If Seller delivers an L&I Certificate which, based on the date it was ordered, would comply with the foregoing, but because of any postponement or extension of the date of Settlement, such L&I Certificate becomes dated more than 30 days before Settlement, then Seller shall be deemed to have satisfied the condition set forth in this Section 6(a)(v).

                  (vi) .At Settlement, neither Seller nor Tenant shall be in default under the Lease. If either Seller or Buyer becomes aware of any default under the Lease prior to Settlement, the party obtaining such knowledge shall promptly notify the other party thereof in writing (a "Lease Default Notice"). Notwithstanding the foregoing, if either party delivers a Lease Default Notice to the other party within ten (10) days prior to the scheduled date of Settlement, Seller shall have the right, but not the obligation, to extend the date of Settlement for up to ten (10) business days to attempt to resolve or cure the default in question.

Unless all the foregoing conditions contained in this Section 6(a) are satisfied or waived within the time period specified, or if no time period is specified, prior to or at Settlement, Buyer may (i) extend the date of Settlement until such conditions are satisfied (not to exceed thirty [30] days), or (ii) terminate this Agreement and have the Deposit refunded to Buyer, or (iii) complete Settlement, in which event this Agreement shall be read as if such conditions no longer existed.

            (b) The obligation of Seller under this Agreement to sell the Property to Buyer is subject to the satisfaction at Settlement of each of the following conditions (any one of which may be waived in whole or in part by Seller at or prior to Settlement):

                  (i) All of the representations and warranties by Buyer set forth in this Agreement shall be true and correct at and as of the date of Settlement in all material respects as though such representations and warranties were made at and as of the date of Settlement, except for changes therein consented to by Seller or deemed consented to by Seller under the terms of this Agreement.

                  (ii) Buyer shall have performed, observed and complied with all material covenants, agreements and conditions required by this Agreement to be performed on its part prior to or as of Settlement.

                  (iii) At Settlement, Buyer shall have delivered to Seller duly executed originals of the following:

            (A)   The Assignment and Assumption Agreement;

            (B)   The Management Agreement;

            (C)   The Settlement Statement; and

            (D)   The Amendment to Certificate of Limited Partnership.

Unless all the foregoing conditions contained in this Section 6(b) are satisfied or waived within the time period specified, or if no time period is specified, prior to or at Settlement, Seller may (i) extend the date of Settlement until such conditions are satisfied (not to exceed thirty [30] days), or (ii) terminate this Agreement and retain the Deposit as liquidated damages, or (iii) complete Settlement, in which event this Agreement shall be read as if such conditions no longer existed.

      7. DUE DILIGENCE PERIOD.

            (a) Buyer shall have a period from the Effective Date through the date which is twenty (20) business days thereafter (the "Due Diligence Period") to conduct due diligence investigations and analysis of the Property and all information pertaining to the Property. If Buyer determines that it does not desire to acquire the Property and notifies Seller by 5:00 p.m. Eastern Standard Time or Eastern Daylight Time (as then currently applicable) on the last day of the Due Diligence Period of its election to terminate this Agreement, the Deposit shall be returned to Buyer, this Agreement thereupon shall become void and there shall be no further obligation or liability on either of the parties hereto, except as otherwise specifically provided herein, and Buyer promptly shall return to Seller, without retaining any copies thereof, all copies of the Lease, the Surviving Agreements and Seller's Materials (defined below) and shall deliver to Seller copies of all studies and reports relating to the Property obtained by Buyer. Buyer's failure to deliver notice to Seller of its election to terminate this Agreement prior to 5:00 p.m. EST/EDT on the last day of the Due Diligence Period shall obligate Buyer to complete Settlement under this Agreement. Buyer shall not communicate with the Tenant under the Lease with respect to this transaction, except with Seller's prior written consent and, at Seller's election, with Seller being present at the time of such communication. In the event of such consent, Buyer shall not disclose any of the terms and conditions of this transaction to such Tenant.

      8. APPORTIONMENTS.

            (a) Minimum and additional rents from the Tenant under the Lease, the Surviving Agreements, operating expenses and other apportionable income and expenses paid or payable by Seller shall be apportioned pro rata on an actual basis as of the date of Settlement. Taxes, and additional rent paid on account thereof (to the extent not paid directly by Tenant to the taxing authority) shall be apportioned based on the fiscal year of the taxing authority. All utilities consumed at the Property are paid by the Tenant directly to the applicable utility provider and will not be apportioned at Settlement. Each party shall separately reconcile with the Tenant the amounts paid or payable on account of operating expenses incurred by such party during its period of ownership in accordance with the terms of the Lease. If the Tenant objects to reconciling separately with Seller for operating expenses for the calendar year in which Settlement occurs with respect to Seller's period of ownership, Buyer and Seller agree to cooperate in a combined year-end reconciliation with such Tenant in a manner reasonably acceptable to Buyer and Seller. Any amounts that may be due Seller as a result of such year-end reconciliations shall be paid by Buyer to Seller promptly after Buyer collects such amounts from the Tenant. Seller hereby agrees to indemnify Buyer for any refund owing to Tenant under the Lease for the period of Seller's ownership as a result of such year-end reconciliation or as a result of Tenant's audit and inspection rights under
Section 7(a) of the Lease. If Settlement occurs on a day other than the first of the month, expenses for the month in which Settlement occurs shall be apportioned on a per diem bases.

            (b) All realty transfer taxes imposed on or in connection with this transaction shall be shared equally by Seller and Buyer, provided that Buyer's share of transfer taxes shall not exceed $883,209.50.

            (c) Buyer agrees that if at Settlement any rents, charges or other arrearages with respect to any period prior to Settlement are due and owing from the Tenant to the Partnership but are then unpaid (the "Arrearages"), Buyer will cooperate with Seller's efforts to collect such Arrearages. All payments received by Buyer after Settlement from the Tenant shall be applied first on account of current amounts due from Tenant and then to any Arrearages; provided, however, that if the Tenant identifies a payment as pertaining to an Arrearage, such payment shall be applied first on account of the identified Arrearage. Buyer further agrees to remit such collected Arrearages to Seller in a prompt and timely fashion. Any sums received by Seller from the Tenant for periods after Settlement shall be remitted by Seller to Buyer in a prompt and timely fashion.

            (d) The cost of the buyer's title commitment, title insurance, survey, and all other due diligence conducted by Buyer shall be borne by Buyer. Each party shall be responsible for its own attorney fees incurred in preparing and negotiating this Agreement and preparing for and completing Settlement.

            (e) All casualty, liability and other insurance currently carried by the Partnership shall be terminated effective as of Settlement, and Buyer shall be responsible for obtaining such insurance for the Partnership as it deems necessary or desirable.

            (f) The provisions of this Article 8 shall survive Settlement under this Agreement.

      9. PARTNERSHIP TAX MATTERS.

            (a) The parties intend to treat the purchase of the Partnership Interests as an event which causes the termination of the Partnership for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code and which causes a termination of the Partnership for state and local tax purposes to the extent permitted under applicable law. In connection with such termination, the Partnership will compute items of income, gain, deduction, loss and other relevant partnership items for federal income tax purposes by causing an interim closing of the Partnership's books in the manner described in Treas. Reg. ss. 1.706-1(c)(2)(ii). The Partnership will file (i) a federal income tax return for the short taxable year ending on the date of Settlement, reporting the items through the interim closing of the Partnership's books, and (ii) a federal income tax return for the short taxable year commencing after the date of Settlement and ending on the last day of the taxable year.

            (b) The interim closing of the Partnership's books and the filing of short taxable year returns will also be utilized, where permitted, for the allocation and reporting of income and the payment of Tax for state and local purposes. To the extent that such reporting methodology is not permitted under state or local law, the income or Tax allocable to Seller and Buyer shall be allocated in an equitable manner as close as possible to the federal income tax methodology, based upon the interim closing of the Partnership's books.

            (c) Seller shall prepare and timely file any and all federal, state and local tax reports and returns (the "Returns") of any nature whatsoever required to be filed for tax periods ending on or before the date of Settlement with respect to the Partnership. All Returns with respect to the Partnership for periods ending after the date of Settlement shall be prepared and timely filed by Buyer; provided, that when any such Return results in the allocation of income or Tax to Seller, Buyer shall provide Seller with a copy of the Return not less than thirty (30) days before the filing due date (including extensions) to allow Seller to review the Return and object to any part which is inconsistent with the methodology described in Sections 9(a) and 9(b) hereof. Buyer and Seller shall each cooperate with the other in the preparation of Returns.

            (d) Seller shall be liable to the Buyer for all Tax applicable to periods ending on or before the date of Settlement which are allocable to Buyer under this Section 9.

            (e) The Buyer shall diligently pursue any available refunds of Tax and pay to the Seller any and all such refunds of Tax received by the Partnership or the Buyer after Settlement, if such refunds are attributable to Tax paid by the Seller, or if paid on or prior to the Settlement, by the Partnership, and such Tax would be allocable to Seller under this Section 9. Such payment shall be made within fifteen (15) days after the receipt of any such refund.

            (f) If any taxing authority makes a claim for Tax against the Partnership, proposes to change any determination or allocation of any income, gain, deduction, loss or other tax item, or gives notice of intent to audit with respect to any period in any tax year which includes the Settlement or is prior thereto, the party receiving such claim shall promptly notify the other party. The party responsible for filing the Return shall be responsible for handling any such audit and the defense of any claim for additional income or Tax.

            (g) In the event that Buyer or the Partnership is liable for any Tax hereunder, and makes reasonable requests for any books and records of the Partnership still in the possession of Seller, Seller shall cause such books and records to be made available within a reasonable time after any such request.

            (h) The cost of defending any claims for additional Tax by any taxing authority shall be prorated between Buyer and Seller based on the portion of Tax claimed, or which may be claimed, for which each party is liable.

            (i) "Tax" means any federal, state, county, provincial, local or foreign income, gross receipts, sales, use, ad valorem, employment, severance, transfer, gains, profits, excise, franchise, property, capital stock, premium, minimum and alternative minimum or other taxes, fees, levies, duties, assessments or charges of any kind or nature whatsoever imposed by any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal or judicial body, in each case whether federal, state, county, provincial, local or foreign ("Governmental Authority"), whether such Tax is payable directly or by withholding, together with any interest, penalties (civil or criminal), additions to or additional amounts imposed by, any Governmental Authority with respect thereto.

            (j) This Article 9 shall survive Settlement.

      10. CONDEMNATION. If prior to Settlement any condemnation proceeding or other proceeding in the nature of eminent domain in connection with the Property is commenced or any change is made, or proposed to be made, to the current means of ingress and egress to the Real Property or the Improvements or to the roads or driveways adjoining the Real Property or the Improvements, or to change such ingress or egress or to change the grade thereof, Seller agrees to notify Buyer thereof. Buyer then shall have the right, at Buyer's option, to terminate this Agreement by giving written notice to Seller within five (5) days after receipt of such notice. If Buyer does not so terminate this Agreement within such five
(5) day period, Buyer shall proceed to Settlement hereunder as if no such proceeding had commenced and will pay Seller the full Purchase Price in accordance with this Agreement, whereupon Seller shall assign to Buyer all of its right, title and interest in and to any compensation for such condemnation, and Seller shall not negotiate or settle any claims for compensation prior to Settlement without Buyer's participation.

      11. DEFAULT BY BUYER. If Buyer, without the right to do so and in default of its obligations hereunder, fails to complete Settlement, the Deposit shall be paid to Seller. Such payment of the Deposit to Seller shall be deemed to be liquidated damages for Buyer's default and the receipt of same shall be Seller's exclusive and sole remedy, and Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer; provided, however, that the provisions of this Section 11 shall not limit Seller's recourse against Buyer with respect to Buyer's indemnifications of Seller relating to Seller's Materials, Buyer's Materials and Buyer's Access Rights (defined below) set forth in this Agreement and any obligation of Buyer under this Agreement that requires performance after Settlement. Buyer and Seller agree that the amount of Seller's actual damages upon a Buyer default will be difficult to calculate and that the liquidated damages set forth in this Section 11 represents the parties' reasonable estimate of such damages.

      12. DEFAULT BY SELLER. If Seller, without the right to do so and in default of its obligations hereunder, fails to complete Settlement, Buyer, as its sole and exclusive remedy, may elect to (a) have the Deposit returned to Buyer, in which case Seller shall reimburse Buyer for the Buyer Costs, or (b) exercise the remedy of specific performance to cause Seller to convey the Partnership Interests to Buyer, as long as any action for specific performance is commenced within 30 days of such default.

      13. RISK OF LOSS.

            (a) Seller shall bear the risk of all loss or damage to the Property from all causes until Settlement. Seller represents that it has, and will maintain pending Settlement, a policy of fire and extended coverage insurance in at least the full amount of the replacement cost of all buildings and improvements located on the Property.

            (b) If, prior to the Settlement Date, all or any portion of the Property is destroyed or damaged by fire or other casualty, Seller shall notify Buyer of such fact promptly after Seller obtains knowledge thereof.

            (c) If such a casualty at the Property is "Material" (as hereinafter defined), Buyer shall have the option to terminate this Agreement upon notice to Seller given not later than fifteen (15) days after receipt of Seller's notice, provided that if Seller's notice is delivered to Buyer within fifteen (15) days prior to Settlement, the Settlement Date shall be extended such that Buyer has the full fifteen (15) day period described above. If this Agreement is terminated, the Deposit shall be returned to Buyer and thereafter neither Seller nor Buyer shall have any further rights or obligations to the other hereunder except as are expressly stated to survive the termination of this Agreement. For purposes of this Section 13(c), with respect to a casualty, the term "Material" shall mean any casualty such that the cost of repair, as reasonably estimated by Buyer's engineer, is in excess of ten percent (10%) of the Purchase Price.

            (d) The parties acknowledge that the Tenant has the right to terminate the Lease if Seller, as landlord, notifies the Tenant within thirty
(30) days after a casualty that repairs to the Premises are anticipated to take in excess of twelve (12) months to complete (the "Landlord's Notice"). Notwithstanding anything in this Article 13 to the contrary, if after the expiration of the Due Diligence Period any portion of the Property is damaged or destroyed by fire or other casualty and Seller anticipates that repairs to the Premises required by reason of such casualty will take more than twelve (12) months to complete, Seller will promptly notify Buyer of such and, if requested by Buyer in writing within two (2) days thereafter, Seller agrees to postpone delivering the Landlord's Notice to the Tenant until the date that is twenty-five (25) days after the occurrence of the casualty (the "Postponement Date"), and Buyer shall have the opportunity to proceed to Settlement in accordance with this Agreement prior to the Postponement Date. If Buyer does not complete Settlement on or before the Postponement Date, or if Buyer does not request that Seller postpone the delivery of Landlord's Notice within the aforementioned two (2) day period, then Seller may deliver the Landlord's Notice to the Tenant, whereupon the Settlement Date shall be extended until the date that is fifteen (15) days after the delivery of Landlord's Notice to the Tenant. If the Tenant terminates the Lease in response to Landlord's Notice, Buyer shall have the right to terminate this Agreement by delivering written notice to Seller within five (5) days thereafter, whereupon the Deposit shall be returned to Buyer and neither party shall have any further obligations hereunder except for those that expressly survive the termination of this Agreement.

            (e) If this  Agreement is not  terminated  in  accordance  with this
Article 13, Seller shall not be obligated to repair any damage or destruction but (a) Seller shall assign and turn over to Buyer all of the insurance proceeds net of any costs of repairs and net of reasonable collection costs, in either case to the extent actually incurred or expended by Seller (or, if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty including any rent abatement insurance for such casualty and Buyer shall receive a credit at closing for the amount of any deductible under such policies of insurance, and (b) the parties shall proceed to Settlement pursuant to the terms hereof without abatement of the Purchase Price. Seller represents and warrants that Seller shall maintain or cause to be maintained insurance on the Property for the full replacement value of the Improvements thereon and shall, at Buyer's request, reasonably cooperate with Buyer with respect to the collection of such insurance proceeds if Buyer is entitled to receive such proceeds pursuant to this Agreement.

      14. BROKERAGE. Buyer represents and warrants to Seller and Seller represents and warrants to Buyer that each dealt with no broker, agent, finder or other intermediary in connection with this sale and purchase other than CB Richard Ellis for whose commissions Seller shall be solely responsible (pursuant to a separate agreement with such broker) if and when Settlement takes place out of the proceeds thereof. Seller agrees to indemnify, defend and hold Buyer harmless from and against any broker's claim arising from any breach by Seller of Seller's representation and warranty in this paragraph. Buyer agrees to indemnify, defend and hold Seller harmless from and against any broker's claim arising from any breach by Buyer of Buyer's representation and warranty in this paragraph. The foregoing indemnification obligations of Seller and Buyer shall survive Settlement.

      15. OPERATION OF THE PROPERTY PRIOR TO SETTLEMENT. Prior to Settlement:

            (a) The Property shall be operated, managed and maintained in its present condition, reasonable wear and tear excepted.

            (b) At reasonable times following reasonable notice, Buyer, its accountants, architects, attorneys, engineers, contractors and other representatives shall be afforded reasonable access to the Property to inspect, measure, appraise, test and make surveys of the Property (collectively, "Buyer's Access Rights"), provided, however, as follows:

                  (i) Buyer shall be obligated to obtain Seller's prior approval for the performance of any invasive or intrusive environmental testing, such approval not to be unreasonably withheld or delayed if same is recommended by Buyer's environmental engineer and Buyer's written request to Seller therefor is accompanied by a summary of the proposed scope of work.

                  (ii) Buyer shall not interfere unreasonably with the operation of the Property and shall coordinate all of Buyer's activities under this
Section 15(b) with Seller to minimize possible interference with the Property or its operation. Buyer's rights under this Section 15(b) shall be subject to the rights of the Tenant under the Lease.

                  (iii) Buyer shall restore any area on the Property disturbed in the course of Buyer's testing to the conditions existing prior to any tests conducted by Buyer.

                  (iv) Buyer agrees to indemnify, defend, and hold Seller harmless from and against any claim made against Seller as a result of any entry upon the Property and any activities conducted thereon by Buyer or on behalf of Buyer. The foregoing indemnification obligation of Buyer shall survive Settlement and shall survive any termination of this Agreement.

            (c) Seller shall comply with all material obligations of landlord under the Lease and all other agreements and contractual arrangements affecting the Property by which Seller is bound.

            (d) Seller shall notify Buyer of Seller's receipt of any notice from any party alleging that Seller is in default of its obligations under the Lease or any permit or agreement affecting the Property, or any portion or portions thereof.

            (e) Except with the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed (and which shall be deemed granted in the event Buyer fails to approve or disapprove same within three (3) days after receipt of a request therefor), other than contracts for snow removal and landscaping on commercially reasonable terms, no contract for or on behalf of or affecting the Property shall be negotiated or entered into which cannot be terminated by Seller prior to Settlement without charge, cost, penalty or premium.

            (f) With respect to Lease Modification (defined below):

                  (i) While this Agreement remains in full force and effect and prior to the expiration of the Due Diligence Period, except with the prior written approval of Buyer, in Buyer's reasonable discretion, Seller shall not enter into any new lease for the Property or any amendments, extensions, terminations, or assignments or subleases relating to the Lease (each a "Lease Modification"). If Seller submits a proposed Lease Modification to Buyer for its approval, Buyer shall have three (3) days from the date of its receipt of such proposed Lease Modification to grant or deny its approval by notice to Seller. If Buyer denies approval, Buyer shall state in the notice its grounds for denial. If Buyer does not deliver a notice to Seller within such three (3) day period, Buyer shall be deemed to have denied approval the Lease Modification as submitted. If Buyer denies (or is deemed to have denied) approval of any proposed Lease Modification, and Seller enters into such Lease Modification, Buyer may terminate this Agreement, in which event Buyer shall be entitled to a refund of the Deposit;

                  (ii) At the time of Settlement, with regard to any Lease Modification approved by Buyer, in addition to the Purchase Price, Buyer shall pay to Seller the brokerage commissions and tenant improvement costs incurred by Seller in connection with such approved Lease Modification and shall be responsible for paying any such commissions and costs that are outstanding as of Settlement as long as any such brokerage commissions and tenant improvement costs were disclosed to Buyer in connection with its approval of the Lease Modification. Any commission due as a result of an extension, renewal or expansion commencing after Settlement shall be Buyer's responsibility.

            (g) Notwithstanding anything herein to the contrary, from and after the expiration of the Due Diligence Period (and prior to Settlement or the earlier termination of this Agreement) Seller shall not enter into any Lease Modification, contract or other agreement respecting the Property without Buyer's prior approval, in Buyer's sole discretion.

      16. NOTICE. All notices, requests and other communications under this Agreement shall be in writing and shall be delivered (a) in person, (b) by registered or certified mail, return receipt requested, (c) by recognized overnight delivery service providing positive tracking of items (for example, Federal Express), or (d) by facsimile provided a copy is sent concurrently by one of the methods described in (a), (b) or (c) above, addressed as follows or at such other address of which Seller or Buyer shall have given notice as herein provided:

         If intended for Seller:

         c/o Liberty Property Trust
         500 Chesterfield Parkway
         Malvern, Pennsylvania 19355
         Attn: Michael T. Hagan
         Fax No.: 610-644-4129

         With a copy to:

         Liberty Property Trust
         500 Chesterfield Parkway
         Malvern, Pennsylvania 19355
         Attn: Anne E. Sheppard, Esquire
         Fax No.: 610-644-2175

         With a copy to:

         Wolf, Block, Schorr and Solis-Cohen LLP
         1650 Arch Street, 22nd Floor
         Philadelphia, Pennsylvania 19103
         Attn: Herman C. Fala, Esquire
         Fax No.: 215-405-2976

         If intended for Buyer:
         Caplease, LP
         110 Maiden Lane, 36th Floor
         New York, New York  10005
         Attn:  Paul C. Hughes, Esquire
         Fax: 212-217-6301

         with a copy to:
         Wolf, Block, Schorr and Solis-Cohen LLP
         1650 Arch Street, 22nd Floor
         Philadelphia, Pennsylvania 19103
         Attn: Helene S. Jaron, Esquire
         Fax No.: 215-405-2938

      All such notices, requests and other communications shall be deemed to have been sufficiently given for all purposes hereof only upon receipt by the party to whom such notice is sent. Notices by the parties may be given on their behalf by their respective attorneys.

      17. NON-DISCLOSURE. Neither party shall make public disclosure with respect to this transaction before the Settlement except:

            (a) as may be required by law, including without limitation disclosure required under securities laws, or by the Securities and Exchange Commission, or by the rules of any stock exchange, or in connection with any filing or registration made by Buyer or Seller, or their respective affiliates, as the issuer of publicly traded securities;

            (b) to such, attorneys, accountants, present or prospective sources of financing, partners, directors, officers, employees and representatives of either party or of such party's advisors who need to know such information for the purpose of evaluating and consummating the transaction, including the financing of the transaction; and

            (c) as may be permitted specifically by the terms of this Agreement.

After the completion of Settlement, at the election of either party, the parties shall reasonably cooperate in the issuance of a joint press release for the purpose of publicly announcing the consummation of the transactions contemplated herein.

      18. "AS IS" SALE AND RELEASE.

            (a) Buyer hereby represents and warrants to Seller that, except as otherwise expressly set forth in this Agreement, Buyer has not entered into this Agreement based upon any representation, warranty, statement or expression of opinion by Seller or any person or entity acting or allegedly acting for or on behalf of Seller with respect to Seller, the Property or the "Condition of the Property" (as hereinafter defined). Buyer acknowledges and agrees that, except for the covenants, representations and warranties of Seller expressly contained in this Agreement, the Property owned by the Partnership shall be assumed and accepted by Buyer at Settlement AS IS, WHERE IS, WITH ALL DEFECTS AND WITHOUT ANY WRITTEN OR ORAL REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW. Except as expressly otherwise provided in this Agreement, Seller makes no representation, warranty or covenant, express, implied or statutory, of any kind whatsoever with respect to the Property, including, without limitation, representation, warranty or covenant as to title, survey conditions, use of the Property for Buyer's intended use, the condition of the Property, past or present use, development, investment potential, tax ramifications or consequences, compliance with law, present or future zoning, the presence or absence of hazardous substances, the availability of utilities, access to public road, habitability, merchantability, fitness or suitability for any purpose, or any other matter with respect to the Property (collectively, the "Condition of the Property"), all of which are, except as otherwise expressly provided in this Agreement, hereby expressly disclaimed by Seller. Except as otherwise expressly provided in this Agreement, Buyer acknowledges that Seller has made no representation, warranty or covenant as to the Condition of the Property or compliance of the Property with any federal, state, municipal or local statutes, laws, rules, regulations or ordinances including, without limitation, those pertaining to construction, building and health codes, land use, zoning, hazardous substances or toxic wastes or substances, pollutants, contaminants, or other environmental matters. Buyer shall reconfirm the aforesaid acknowledgments in writing as of the Settlement.

            (b) Buyer further represents and warrants that Buyer has knowledge and expertise in financial and business matters that enable Buyer to evaluate the merits and risks of the transaction contemplated by this Agreement and that Buyer is not in any disparate bargaining position. Buyer acknowledges and agrees that it has been given or will be given before the end of the Due Diligence Period, full opportunity to inspect and investigate each and every aspect of the Property, either independently or through agents of Buyer's choosing, including, without, limitation the Condition of the Property.

            (c) Without limiting the above, Buyer on behalf of itself and its successors and assigns waives any rights to recover from, and forever releases and discharges, Seller, Seller's affiliates, partners, the shareholders, directors, officers, employees and agents of Seller the Partnership and Liberty Property Trust (an affiliate of Seller), and their respective heirs, successors, personal representatives and assigns (collectively, the "Seller Related Parties"), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1801, et seq.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), and any similar environmental state or local statutes, regulations, rules or requirements.

            (d) The provisions of this Section 18 shall survive Settlement and the delivery of the Assignment and Assumption Agreement or any expiration or termination of this Agreement without limitation as to time.

      19. LIMITATION OF LIABILITY. Neither the holders of beneficial interests nor the trustees, officers, employees or agents of Seller or of any affiliate of Seller, shall be liable under this Agreement and all parties hereto shall look solely to the Seller's assets for the payment of any claim or for the performance of any obligation of the Seller.

      20. LIKE KIND EXCHANGES. Buyer or Seller may elect to exchange the Property for other real estate of a like kind in accordance with Section 1031 of the Internal Revenue Code of 1986 as amended (the "Code"). To the extent possible, the provisions of this Section 20 shall be interpreted consistently with this intent. To exercise any rights under this Section 20, the party electing to exchange the Property shall provide the other with a written statement stating its intent to enter into an exchange at least five days prior to Settlement. Either party's election to exchange, rather than sell or buy, the Property for other real estate of a like kind shall be at no cost or liability to the other. Should this Agreement become part of a 1031 transaction, the party electing to exchange the Property (the "Exchanger") hereby agrees that the other party may enforce any and all representations, warranties, covenants and other obligations of the Exchanger under this Agreement directly against Exchanger, and the other party agrees that Exchanger may enforce any and all representations, warranties, covenants and other obligations of the other party under this Agreement directly against the other party.

      21. MISCELLANEOUS.

            (a) On the Settlement, Buyer shall cause to be filed with the Secretary of the Commonwealth of Pennsylvania an amendment to the Certificate of Limited Partnership of the Partnership (the "Amendment to Certificate of Limited Partnership") identifying the new general partner of the Partnership and changing the name of the Partnership to a name selected by Buyer, provided such name does not include the words "Liberty Property" or derivations thereof. At no time following Settlement shall Buyer use the words "Liberty Property" or derivations thereof in connection with the Partnership or any certificates, agreements or other materials related thereto. This Section 21(a) shall survive Settlement.

            (b) Except as otherwise specifically provided in this Agreement, all representations and warranties contained in this Agreement shall terminate at Settlement.

            (c) All times specified in this Agreement shall be of the essence of this Agreement. If any date herein set forth for the performance of any obligations by Seller or Buyer or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "legal holiday" means any state or federal holiday on which financial institutions or post offices are generally closed in the state in which the Property is located.

            (d) The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

            (e) Formal tender at the time of Settlement of an executed Assignment and Assumption Agreement by Seller and the balance of the Purchase Price by Buyer are hereby mutually waived, but nothing herein contained shall be construed as to relieve Seller from the obligation to deliver the Assignment and Assumption Agreement or to relieve Buyer from the concurrent obligation to pay the Purchase Price in accordance with the terms hereof.

            (f) Other than to an Affiliate (as defined in Section 1), or in accordance with Section 20 above, Buyer shall have no right to assign this Agreement without the prior written consent of Seller.

            (g) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and, to the extent herein permitted, assigns.

            (h) This Agreement, including the exhibits attached hereto, contains the whole agreement as to the Property between Seller and Buyer and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise of any kind whatsoever concerning this sale and purchase. This Agreement shall not be altered, amended, changed or modified except in writing executed by the parties hereto.

            (i) This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

            (j) This Agreement may not be recorded in the Office for Recording of Deeds or in any other office or place of public record without Seller's prior consent.

            (k) Both parties to this Agreement having participated fully and equally in the negotiation and preparation hereof, this Agreement shall not be more strictly construed, or any ambiguities within this Agreement resolved, against either party hereto.

            (l) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but which together shall constitute one original Agreement.

      IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this Agreement to be duly executed, under seal, as of the day and year first written above.

                               SELLER:

                               GENERAL PARTNER:
                               ---------------

Date:  1/23/06                 LIBERTY PROPERTY PHILADELPHIA TRUST


                               By:  /s/ Michael T. Hagan
                                    ----------------------------------
                                    Name: Michael T. Hagan
                                    Title:   Chief Investment Officer


                               By:  /s/ William P. Hankowsky
                                    ----------------------------------
                                    Name: William P. Hankowsy
                                    Title: Chief Executive Officer


                               LIMITED PARTNER:
                               ---------------

Date:  1/23/06                 LIBERTY PROPERTY LIMITED PARTNERSHIP

                               By: Liberty Property Trust, its General Partner


                               By:  /s/ Michael T. Hagan
                                    ----------------------------------
                                    Name: Michael T. Hagan
                                    Title:   Chief Investment Officer


                               By:  /s/ William P. Hankowsky
                                    ----------------------------------
                                    Name: William P. Hankowsky
                                    Title: Chief Executive Officer



                       (Signatures continued on next page)

                            BUYER:

Date: 1/24/06               CAPLEASE, LP, a Delaware limited partnership



                            By:   CLF OP General Partner LLC, a Delaware
                                  limited liability company, its general partner



                            By:   Capital Lease Funding, Inc, a Maryland
                            corporation, its sole member



                            By:   /s/ Robert C. Blanz
                                  ------------------------------
                                  Name: Robert Blanz
                                  Title: Senior Vice President


                            Attest:  /s/ Paul C. Hughes
                                   ---------------------------------------------
                                     Name: Paul C. Hughes
                                     Title: Vice President, General Counsel and
                                     Corporate Secretary

                                     [Corporate Seal]

Escrow Agent hereby joins in the execution of this Agreement for the purposes of acknowledging receipt of the Deposit and agreeing to hold such Deposit in accordance with the terms of this Agreement.


                                            LAWYERS TITLE INSURANCE CORPORATION


                                            By:  /s/ Chris S. Feder
                                                 -------------------------------
                                                 Name: Chris S. Feder
                                                 Title: Vice President